Exhibit 10.51

AGREEMENT

          THIS AGREEMENT (the “Agreement”) is made and entered into this the 3rd day of July, 2007 by and between Livingston Investments, Ltd. (“Livingston”) and Material Technologies, Inc., a Delaware corporation. (the “Company”).

Recitals

          WHEREAS, Livingston is the holder of that certain Class A Senior Secured Convertible Debenture, dated December 1, 2003 (the “Debentures”);

          WHEREAS, the Company is obligated to pay to Minnesota Ventures and/or its affiliates or designees (“Minnesota Ventures”) 1,000,000 shares of the Company’s Class A Common Stock, and has requested that Livingston transfer previously issued shares owned by Livingston to Minnesota Ventures in satisfaction of the Company’s obligations;

          WHEREAS, Livingston has agreed to satisfy the Company’s obligation to transfer 1,000,000 shares to Minnesota Ventures, in exchange for the sum of $500,000, which amount shall be added to the Debentures;

          WHEREAS, all of the parties hereto now desire to execute this Agreement to memorialize the agreement between them.

Agreement

          NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereby agree as follows:

          1.       Livingston hereby agrees to transfer or cause to be transferred up to 1,000,000 shares in full satisfaction of all obligations of the Company to Minnesota Ventures.  The Company acknowledges that Livingston is not responsible for any obligations of Minnesota Ventures, and that in the event of a dispute between the Company and Minnesota Ventures, the Company shall have no rights against Livingston and shall have the same rights as if the Company paid Minnesota Ventures directly.  In the event of any cancellation or modification of the agreement between Minnesota Ventures and the Company, any refund of shares or other compensation shall be made directly to the Company and shall not involve Livingston.

          2.       The Company acknowledges that Livingston is not providing any services or advice arising from or related to the agreement between the Company and Minnesota Ventures.

          3.       The Company, for itself and its past, present and future administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, insurers, officers, managers, parents, partners, predecessors, representatives, servants, shareholders, subpartners, subsidiaries, successors, transferees, underwriters, clients, customers, and all persons acting by, through, under or in concert with any of them, and each of them, hereby releases and discharges (i) Livingston Investments, Ltd., Corporate Legal Services, LLP, GCH Capital, Ltd. and each of their respective past, present and future administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, insurers, officers, managers, parents, partners, predecessors, representatives, servants, shareholders, subpartners, subsidiaries, successors, transferees, underwriters, clients and customers and each of them; and (ii) each of their respective past, present and future administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, insurers, officers, managers, parents, partners, predecessors, representatives, servants, shareholders, subpartners, subsidiaries, successors, transferees, underwriters, clients and customers, and each of them; and (iii) all persons acting by, through, under or in concert with any of them, of and from any and all actions, causes of action (including causes of action for tortious conduct, usury, fraud, fraudulent inducement or otherwise), claims, costs, damages, debts, demands, expenses, liabilities, losses and obligations of every nature, character and description, known or unknown, suspected or unsuspected, actual or contingent, which the releasing party now owns or holds, or has at any time heretofore owned or held, or may at any time hereafter own or hold, by reason of any matter, cause or thing whatsoever incurred, done, omitted or suffered to be done arising out of, or which may hereafter be claimed to arise out of, related to or in any way directly or indirectly connected with any fact, circumstance or event existing on or prior to the date hereof, including, without limitation, the agreement between the Company and Minnesota Ventures, the performance or non performance thereof, and the actions or omissions of any person or entity associated with Minnesota Ventures (all such released or discharged items, collectively, “Released Claims”).

          4.       Representations and Covenants

                    (a)       The Company acknowledges that there is a risk that subsequent to the execution of this Agreement, the Company will incur or suffer loss, damages or injuries which are in some way caused by or related to the Released Claims, but which are unknown and unanticipated at the time this Agreement is signed.  All parties do hereby assume the above-mentioned risk and understand that this Agreement SHALL APPLY TO ALL UNKNOWN OR UNANTICIPATED RESULTS OF THE TRANSACTIONS AND OCCURRENCES DESCRIBED ABOVE, AS WELL AS THOSE KNOWN AND ANTICIPATED, the Company acknowledges in executing the releases (the “Releases”) contained in this Agreement, that it does so with full knowledge of any and all rights and benefits that each might otherwise have had under California Civil Code Section 1542, and the Company, upon the advice of counsel, hereby waives and relinquishes any and all such rights and benefits.  Each of the Parties acknowledges and agrees that this waiver is an essential and material term hereof, without which this Agreement (including, without limitation, the Releases) would not have been entered into.  Section 1542 reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.”

The Company certifies that it has read the foregoing recitation of Section 1542 and understands the meaning of such section and such fact is indicated by the signing of such Party’s initials hereto:

The Company further acknowledges that each may hereafter discover facts different from or in addition to those known or believed to be true with respect to the Released Claims.  The Company agrees that the Releases shall be and shall remain effective in all respects, notwithstanding any such different or additional facts, or any facts which are intentionally concealed from either party by the other.  In this regard, and without limitation, the Company declares that it realizes that it may have damages it presently knows nothing about and that, as to them, they have been released pursuant to the Releases.

                    (b)       The Releases shall not be deemed an admission by any of the Parties of any sort.  No right shall inure to any third party (other than third parties described in Paragraph 3 above which are hereby agreed to be intended third party beneficiaries of this Agreement) from the obligations, representations and agreements made or reflected herein.

                    (c)       Each of the Parties acknowledges that it has read this Agreement, has been, or has had the opportunity to be, represented by independent counsel of their own choice in connection with the circumstances leading up to the execution of the Releases, understands the terms, conditions and consequences of the Releases, and is freely and voluntarily entering into the Releases.

          5.       It is expressly understood and agreed that the terms of this Agreement are contractual and not merely recitations.

          6.       It is further understood and agreed that this Agreement contains the entire agreement between the parties and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the agreement between the Company and Minnesota Ventures, the agreement for Livingston to satisfy the Company’s obligation to Minnesota to issue to it 1,000,000 shares, and the releases contained herein.  No oral understandings, statements, representations, warranties, promises, or inducements contrary to the terms of this Agreement or otherwise not contained in this Agreement exist.  This Agreement cannot be changed or terminated except in writing signed by all parties hereto.  The rights, duties and obligations of the Parties under this Agreement shall operate independently of any other relationship, contractual or otherwise, between the Parties.

          7.       This Agreement shall be construed in all respects in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within California. Any dispute which relates to the subject matter hereof, or arises herefrom, shall be resolved in Santa Monica, California as provided in the Debenture.

          The Company hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against Livingston or any other party released hereunder based upon any matter purported to be released hereby.

          8.       By execution of this Agreement, the Company warrants and represents that he understands that this is a full, final, and complete settlement with each party released hereby of all known and unknown Claims.  The Release is not conditioned upon the occurrence or nonoccurrence of any event or the granting of any consent or approval or related to or dependent upon any other event or any agreement or business transaction between the Parties.

          9.       This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors, representatives, assigns, affiliates, agents, shareholders, directors, employees and attorneys, past and present, and each of them.

          10.      If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.  This Agreement and all transactions contemplated hereby shall be governed by, construed and enforced in accordance with the laws of the State of California.  THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE RESOLVED BY BINDING ARBITRATION.  The parties agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in the State of California, city of Santa Monica.

          11.      Arbitration

                    (a)       Any controversy, claim, or counterclaim arising from this agreement shall be submitted to and decided by final and binding arbitration by a single arbitrator administered in Santa Monica, California by the American Arbitration Association under its commercial rules.

                    (b)       The arbitration shall generally be administered in accordance with the American Arbitration Association's Commercial Arbitration Rules.  The provisions of Sections 1282.6, 1283, and 1283.05 of the California Code of Civil Procedure apply to the arbitration.  The arbitrator shall have the authority to award any remedy or relief that a court of the State of California could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process. The arbitrator, however, will have no authority to award punitive damages, and each party hereby irrevocably waives any right to recover such damages with respect to any issue resolved by arbitration, and the arbitrator may not, in any event, either make any ruling, finding or award that does not conform to the terms and conditions of this Agreement, or alter, amend, modify or change any of the terms of this

Agreement.  The arbitrator's decision shall be rendered within 30 days after the conclusion of the arbitration hearing, and the arbitrator shall make findings of fact and shall set forth the reasons and legal bases for the decision.  Such arbitrator's decision shall be final and binding on the parties and a judgment upon the decision rendered may be entered in any court having jurisdiction thereof.

          12.       This Agreement may be signed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute one and the same agreement.  If this Agreement is executed in counterparts, then each Party shall execute sufficient counterpart signature pages for each Party, ultimately, to be provided with an originally executed counterpart signature page from each Party.

          13.       Each of the individuals whose signature appears below hereby represents and warrants that he or she has actual authority to enter into this Agreement on behalf of the entity on whose behalf he or she signs this Agreement and does so to the fullest extent of his or her authority.

          IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the dates set forth beneath the undersigned's respective signatures below.

"COMPANY"

Material Technologies, Inc.                                                       Livingston Investments, Ltd.

By: /s/ Robert M. Bernstein                                                      By:_/s/ Authorized Signature (illegible)________
Name:  Robert M. Bersntein                                                     Name:
Title:  CEO                                                                               Title: